UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2008

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

802 Main Street, West Point, Virginia	23181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In connection with the recent action taken by the United States Treasury Department and the Federal Housing Finance Agency with respect to the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac), C&F Financial Corporation (the Company), which is the one-bank holding company for C&F Bank, announced today that in the third quarter of 2008 it expects to recognize an other-than-temporary impairment and record a non-cash charge to earnings for its investments in perpetual preferred securities issued by Fannie Mae and Freddie Mac. The Company’s perpetual preferred investments in Fannie Mae and Freddie Mac are included in securities available for sale and have a cost of $528,000 and $1.074 million, respectively. These securities currently trade at six to seven percent of the Company’s cost. The Company does not hold any common or any other equity securities issued by Fannie Mae or Freddie Mac.

C&F Bank holds no common or perpetual preferred equity securities issued by Fannie Mae or Freddie Mac. Therefore, the Company’s charge to earnings will have no effect on C&F Bank’s regulatory capital ratios and C&F Bank continues to be well-capitalized under regulatory requirements.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements relating to the anticipated charge to third quarter earnings. Risks and uncertainties exist that may cause results to differ materially from those set forth in the forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include changes in market conditions or further governmental action with respect to Fannie Mae and/or Freddie Mac. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(REGISTRANT)

Date: September 12, 2008	By:	/s/ Thomas F. Cherry
Thomas F. Cherry
Chief Financial Officer

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